UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2015

Mast Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 500, San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 552-0866

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his departure from Mast Therapeutics, Inc. (the “Company”) as of February 28, 2015 and pursuant to an amendment to the agreements governing his outstanding stock option awards, Patrick L. Keran, formerly the Company’s President, Chief Operating Officer and Secretary, will have until August 28, 2016 to exercise the vested portions of his outstanding stock options with an exercise price per share of $13.50 or less, subject to limited exceptions and provided that he delivers and does not revoke a general release of claims against the Company. Mr. Keran will also receive a lump sum severance payment pursuant to the terms of the Retention and Severance Plan, dated July 21, 2009, which are disclosed in the Company’s annual proxy statement, provided that he delivers and does not revoke a general release of claims against the Company.

The foregoing description of the terms of the Amendment of Stock Option Agreements (the “Amendment”) does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2015. A copy of the Retention and Severance Plan was filed with the Securities and Exchange Commission on July 22, 2009 as an exhibit to the Company’s Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mast Therapeutics, Inc.

March 2, 2015	By:	/s/ Brandi L. Roberts
		Name:	Brandi L. Roberts
		Title:	Chief Financial Officer and Senior Vice President